                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-84371) of SFX Entertainment, Inc. of our report dated December 12, 1996, relating to the financial statements of Pavilion Partners, which appears in the Current Report on Form 8-K of SFX Entertainment, Inc. dated April 14, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Houston, Texas
August 6, 1999